Exhibit 10.2

CONSULTING AGREEMENT

This Consulting Agreement (“Agreement”) is made and entered into as of April 12, 2010 (the “Effective Date”), by and between EDGAR Online, Inc., a Delaware corporation (the “Company”), having its principal business address at 50 Washington Street, Norwalk, CT 06854 and Ronald P. Fetzer (“Consultant”), having an address at 49 Hollywood Avenue, Massapequa, New York 11758.

In consideration of and for the mutual promises and covenants contained herein, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree as follows:

1. Services. The Company hereby engages the Consultant during the Term (as defined below) to render the services of Interim Chief Financial Officer (the “Services”), upon the terms and conditions specified herein. During the Term, the Consultant shall report to the Chief Executive Officer and provide the Company with the Services or any other services as reasonably requested by the Company, including but not be limited to, assisting the Company in filing its 2010 proxy statement as well as its upcoming Form 10-Q and signing the certifications that apply therewith. The Consultant’s work locale shall alternate between the Company’s Norwalk, CT and New York, NY offices, depending on the circumstances. In performance of the Services, the Consultant shall provide the Company with the benefits of Consultant’s best judgment and efforts. All Services performed by Consultant shall be completed in a timely and professional manner and shall be in compliance with all applicable laws, rules and regulations. Consultant represents and warrants that Consultant has the full right to perform its obligations as specified herein. During the Consultant’s Term as Interim Chief Financial Officer, the Consultant shall be considered an officer of the Company and the Company shall take all actions to have Consultant covered by the Company’s “directors and officers” insurance policy. The Consultant shall be protected by the same indemnification policies and guarantees as the Company’s directors and officers.

2. Compensation. In consideration of the Services, the Company shall pay the Consultant a weekly salary of $3,850 per week (plus reasonable business expenses which shall be approved by the Chief Executive Officer) according to the Company’s standard pay schedule. Company shall reimburse Consultant for all reasonable costs and expenses that are incurred by or on behalf of Consultant in carrying out its duties or obligations under this Agreement and that Company has approved in advance in writing. Consultant’s invoices for approved costs and expenses shall be payable in cash by Company in accordance with its standard reimbursement procedures.

3. Term. This Agreement shall be effective on the Effective Date and may be terminated by the Company at any time without cause upon ten (10) days’ notice to Consultant; the period during which this Agreement is in effect may be referred to herein as the “Term.” Sections 4 and 6 shall survive any termination of this Agreement. Upon termination of this Agreement, the Company shall pay Consultant for any unpaid compensation, expenses, fees or other consideration earned pursuant to this Agreement, and Consultant shall have no further obligations to the Company hereunder other than the obligations which survive this Agreement in Section 4 hereof.

4. Consultant’s Covenants.

a. Proprietary Information. The Company possesses and will continue to possess information that has been created, discovered or developed by, or otherwise become known to, the Company (including, without limitation, information created, discovered, developed or made known by Consultant in connection with work for the Company during the Term) or in which property rights have been or may be assigned or otherwise conveyed to the Company; such information has commercial value in the business in which the Company is engaged and is treated by the Company as confidential and is referred to herein as “Proprietary Information.” All such information is hereinafter called “Proprietary Information,” which term, as used herein, shall also include, but shall not be limited to, systems, processes, formulae, data, functional specifications, computer programs, blueprints, know-how, improvements, discoveries, developments, designs, inventions, techniques, marketing plans, strategies, forecasts, new products, unpublished financial statements, budgets, projections, licenses, prices, costs, and customer and supplier lists and any and all information concerning (i) the Company’s finances, intellectual properties, plans, strategies, processes, operations, policies, practices and procedures, systems, data, business methods, business manuals, contracts, negotiations, customers, business partners, relationships and commitments, advertisers, stockholders and owners, employees, independent contractors, suppliers or vendors, (ii) any pending or threatened litigation, investigation or other controversy or dispute directly or indirectly involving the Company, (iii) the Company’s data models and architecture, electronic data, computer programs, techniques, samples, models, prototypes, or technical know-how, (iv) any other information that the Consultant knows or has reason to know is the confidential or proprietary information of the Company, or (v) all confidential information in the Company’s possession, or under its control, obtained from or relating to a third party; provided, however, that the term “Proprietary Information” shall not include any of the foregoing (i) which at the time of disclosure, Consultant can demonstrate either was in the public domain and generally available to the public or thereafter becomes a part of the public domain and is generally available to the public by publication or otherwise through no act of the Consultant; (ii) which Consultant can establish was independently developed by a third party who developed it without the use of the Proprietary Information and who did not acquire it directly or indirectly from Consultant under an obligation of confidence; (iii) which Consultant can show was received by Consultant after the termination of this Agreement from a third party who did not acquire it directly or indirectly from the Company under an obligation of confidence; or (iv) to the extent that the Consultant can reasonably demonstrate such disclosure is required by law or in any legal proceeding, governmental investigation, or other similar proceeding.

b. Ownership of Proprietary Information. At all times, both during the Term and thereafter, Consultant covenants and agrees to hold such Proprietary Information strictly confidential and shall only use such information solely to perform its duties under this Agreement. Consultant shall refrain from allowing such information to be used in any way for Consultant’s or any third party’s personal or commercial purposes. Consultant shall not disclose any Proprietary Information to any third party without the prior written consent of the Company.

c. Work Product. Any and all work product made, developed, or created by the Consultant related to this Agreement (whether at the request or suggestion of the Company or otherwise, whether alone or in conjunction with others, and whether during regular hours of work or otherwise) during the Term (together “Work Product”) shall be “work-for-hire” and the Company’s exclusive property. The Consultant hereby assigns to the Company all right, title and interest in and to all Work Product that Consultant may have or acquire, agrees that all Work Product shall be the sole property of the Company and its assigns, and the Company and its assigns shall be the sole owner of all patents, copyrights and/or other rights in connection therewith. The Consultant further agrees to assist the Company in every proper way (but at the Company’s expense) to vest in the Company title to such Work Product and from time to time protect the Company’s interests in such Work Product including, but not limited to, enforcing patents, copyrights or other rights on said Work Product in any and all countries. In the event the Company is unable, after reasonable effort, to secure Consultant’s signature on any document or documents needed to apply for or prosecute any patent, copyright, or other right or protection relating to an Invention, for any reason whatsoever, Consultant hereby irrevocably designate and appoint the Company and its duly authorized officers and agents as my agent and attorney-in-fact, to act for and on Consultant’s behalf to execute and file any such application or applications and to do all other lawfully permitted acts to further the prosecution and issuance of patents, copyrights or similar protections thereon with the same legal force and effect as if executed by Consultant and Consultant hereby ratifies, affirms and approves all such lawfully permitted acts. At the earlier of the Company’s request or upon termination of this Agreement, the Consultant shall promptly destroy or deliver to an appropriate representative of the Company all information, documents, electronic data, computer programs, papers, drawings, models and other material relating to any work product made, developed or created by the Consultant.

d. Non-Company Commitments. Except as otherwise disclosed to the Company in writing prior to the Effective Date, Consultant holds and shall hold no continuing duties or obligations, existing either prior to or during the Term, with any third parties regarding non-competition, non-solicitation, non-disclosure of confidential information or any other duties or obligations pertaining to any other business unrelated to the Company which may conflict with or adversely affect Company in any way (“Non-Company Commitments).

e. Non-Interference. Consultant shall not during the Term and for twelve months thereafter (the “Restricted Period”) (i) directly or indirectly, contact, solicit or direct any person, firm, or corporation to contact or solicit, any of the Company’s customers, prospective customers, or business partners for the purpose of selling or attempting to sell, any products and/or services that are the same or substantially similar to the products and services provided by the Company to its customers during the Term; (ii) disclose the identity of any such business partners, customers, or prospective customers, to any person, firm, corporation, association, or other entity for any reason or purpose whatsoever; or (iii) solicit on his own behalf or on behalf of any other person, the services of any person who is an employee of the Company, or solicit any of the Company’s employees to terminate employment with the Company.

f. Return of Proprietary Information. At the earlier of the Company’s request or upon termination of this Agreement for any reason, Consultant will deliver to the Company all computer equipment, software owned or licensed by the Company or otherwise provided to the Consultant, and return or destroy all documents, notes, drawings, blueprints, formulae, specifications, computer programs, data and other materials of any nature in existence at the date of termination of this agreement pertaining to any Proprietary Information or to Consultant’s Work Product, and will not take any of the foregoing or any reproduction of any of the foregoing that is embodied in a tangible or digital medium of expression.

g. Remedies. Consultant acknowledges that a potential remedy at law for any breach or threatened breach of the provisions of this Agreement would be inadequate and therefore agree that the Company shall be entitled to injunctive relief in addition to any other potential available rights and remedies in case of any such breach or threatened breach; provided, however, that nothing contained herein shall be construed as prohibiting the Company from pursuing any other remedies that might be available for any such breach or threatened breach.

h. Applies to Consultant Individually. Consultant agrees that Consultant shall personally provide all Services. Consultant shall not assign or subcontract to any other person any aspect of this Agreement and shall personally provide all Services.

5. Relationship of Parties. The parties hereto expressly understand and agree that Consultant is an independent contractor in the performance of each and every part of this Agreement and neither party has the ability to bind the other or to incur any obligation on its behalf. In addition, neither party to this Agreement shall be deemed an agent, partner, joint venture or related entity of the other by reason of this Agreement. Consultant shall have control over the time, method and manner of performing its services hereunder so long as he is available during standard business hours.

6. Miscellaneous.

a. Notices. Any notice or other communication between parties hereto shall be sufficiently given if hand delivered or sent via reliable courier service with tracking capabilities to the addresses below, which may be changed upon notice, and, if by courier, shall be deemed delivered upon confirmation of delivery by the courier. Notices to the Company shall be sent to 122 East 42nd Street, Suite 2400, New York, NY 10168, attention: General Counsel. Notices to the Consultant shall be sent to the address specified above.

b. Governing Law; Venue; Jurisdiction. This Agreement and the rights and liabilities of the parties hereunder shall be governed by and determined in accordance with the laws of the State of New York without giving effect to any choice of law or conflict of law provision or rule whether such provision or rule is that of the State of New York or any other jurisdiction. Each of the parties irrevocably consents to the exclusive personal jurisdiction of the New York State courts situated in New York County, State of New York or United States District Court, Southern District of New York, in connection with any action, suit or proceeding relating to or arising out of this Agreement. Each of the parties hereto, to the maximum extent permitted by law, hereby waives any objection that such party may now have or hereafter have to the jurisdiction of such courts on the basis of inconvenient forum or otherwise. Notwithstanding the foregoing, any action for injunctive relief may be brought in any court having proper jurisdiction. The prevailing party in any action shall be entitled to reimbursement of expenses and costs including reasonable attorneys’ fees.

c. Entire Agreement. This Agreement embodies the entire Agreement and understanding between the Company, Consultant and supersedes any and all negotiations, prior discussions and preliminary and prior arrangements and understandings related to the central subject matter hereof. This Agreement may only be amended by a writing signed by both parties.

d. Severability. It is the desire and intent of the parties that the provisions contained in this Agreement shall be enforceable to the fullest extent permitted by law. The invalidity and/or unenforceability in whole or in part of any provision of this Agreement shall not render invalid or unenforceable any other provision of this Agreement, which instead will remain in full force and effect. If a final judgment of a court or tribunal of competent jurisdiction determines that any term or provision contained herein is invalid or unenforceable, then the parties agree that the court or tribunal will have the power to reduce the scope or duration of the term or provision, to delete specific words or phrases or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision.

e. Waiver. Waiver by a party of any default by the other shall not be deemed a waiver of any other default irrespective of whether such default is similar.

f. Captions. The captions appearing in this Agreement are inserted only as a matter of convenience and for reference and in no way define, limit or describe the scope and intent of this Agreement or any of the provisions hereof.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date hereof.

EDGAR ONLINE, INC.

By:	/s/ Philip Moyer	/s/ Ronald Fetzer
Ronald P. Fetzer